UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2010

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 02, 2010, Hampden Bancorp, Inc. (the “Company”), the holding company for Hampden Bank, announced its financial results for the three months ended September 30, 2010.   The press release announcing financial results for the three months ended September 30, 2010 is included as Exhibit 99.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on November 2, 2010.  Of 7,012,714 shares of common stock issued and outstanding and eligible to vote as of the record date of September 17, 2010, a quorum of 5,853,889 shares, or 83.5% of the eligible shares, was present in person or represented by proxy.  The following actions were taken at such meeting.

(a)	Reelection of the following Class III Directors of the Company.
	Voted For	Withheld Authority
Thomas R. Burton	[3,723,639]	[122,195]
Arlene Putnam	[3,318,733]	[527,101]
Richard D. Suski	[3,711,693]	[134,141]
Linda Silva Thompson	[3,302,720]	[543,114]

After the meeting, Thomas V. Foley, Stanley Kowalski, Jr., Mary Ellen Scott, and Stuart F. Young, Jr. continued to serve as our Class I Directors for terms which expire in 2011, and Judith E. Kennedy, Richard J. Kos, and Kathleen O’Brien Moore continued to serve as our Class II Directors for terms which expire in 2012.

(b)	Ratification of the selection of Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011. The voting results were 5,801,787 votes for, 49,251 votes against, and [2,851] votes abstaining.

Item 8.01. Other Events

On November 02, 2010, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.03 per common share, payable on November 29, 2010, to stockholders of record at the close of business on November 12, 2010.  A copy of the press release announcing the declaration is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release issued by the Company on November 02, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date:	November 4, 2010	By:	/s/ Thomas R. Burton
Thomas R. Burton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on November 02, 2010.

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